Exhibit 99
Media Contact:
Rose Maltby
281-406-2212
FOR IMMEDIATE RELEASE
Investor Contact:
Richard Bajenski
281-406-2030
Parker Drilling Reports 2009 Second Quarter Results
HOUSTON, July 31, 2009 — Parker Drilling Company (NYSE: PKD), a global drilling contractor and service provider, today reported financial and operating results for the 2009 second quarter, including net income of $4.4 million or $0.04 per diluted share on revenues of $221.8 million. Excluding non-routine items the Company reported net income of $7.0 million or $0.06 per diluted share.
Second Quarter Highlights:
•	Revenues of $221.8 million exceeded the prior year’s second quarter revenues of $216.7 million by 2 percent. The Company reported a significant increase in Construction Contract revenues, and a modest increase in revenues for the International Drilling segment, while revenues for each of the other segments declined, reflecting prevailing market conditions;
•	Gross margin as a percent of revenues increased significantly for both International Drilling and Project Management and Engineering Services when compared to the prior year and the preceding quarter;
•	Initiation of the sea-lift of the BP-owned “Liberty” rig to its operating site in Alaska’s Beaufort Sea. In addition, the construction of the two Parker-owned arctic Alaska rigs continues on schedule for their 2010 deployment to the North Slope to begin drilling on two five-year contracts for BP;
•	A better-than-breakeven gross margin from the U.S. barge drilling operation, a significant improvement from first quarter results and in-line with the operating objectives for this business;

•	An average utilization rate of 68 percent for the international rig fleet and 30 percent for the U.S. barge rig fleet; and
•	A June year-to-date Company safety performance of 0.49 Total Recordable Incident Rate (TRIR), better than Parker’s 2008 industry-leading TRIR of 0.66.
“Despite pressures worldwide on contractors and service providers to the energy exploration and development markets, Parker Drilling delivered reasonable results for the quarter,” said Robert L. Parker Jr., chairman and chief executive officer. “Our international drilling and project management operations increased their profitability, measured by gross margin and gross margin as a percent of revenues, while slowing demand and increased discounting in the U.S. drilling market put pressure on the gross margin for our rental tools. The Gulf of Mexico barge drilling business returned to a positive gross margin in the quarter, benefiting from a reduced cost structure and stabilizing demand.
“The accumulating weight of global economic conditions and the slowdown in exploration have led us to pare back our expectations of near-term revenue trends for the Company. The actions we have implemented to reduce our cost structure while improving service to our customers and leveraging our technical and safety leadership should allow us to sustain profitable operations, though I expect Parker’s net income and earnings per share to decline from current levels and remain low for the remainder of the year,” Mr. Parker concluded.
Financial Review
For the three months ended June 30, 2009, Parker Drilling posted net income of $4.4 million, or $0.04 per diluted share, on revenues of $221.8 million, compared to net income of $21.9 million, or $0.19 per diluted share, on revenues of $216.7 million for the 2008 second quarter. Excluding the impact of non-routine items, adjusted net income for the 2009 second quarter was $7.0 million or $0.06 per diluted share, compared with 2008 second quarter adjusted net income of $23.6 million or $0.21 per diluted share. (The results for 2008 have been restated for the impact of the recently adopted FASB

Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”). The 2009 second quarter included non-routine net after-tax expense of $2.6 million, or $0.02 per diluted share, related to the previously disclosed investigations by the Department of Justice and the Securities and Exchange Commission regarding the Company’s utilization of the services of a customs agent in certain countries and an internal investigation regarding U.S. economic sanctions related primarily to the Company’s operations in Turkmenistan. The results for the 2008 second quarter included net after-tax expense of $1.7 million, or $0.02 per diluted share, for non-routine items. (Details of the non-routine items are provided in the attached financial tables.)
U.S. Barge Drilling revenues declined 74 percent to $12.9 million from $49.4 million, due to lower utilization and reduced dayrates for the Gulf of Mexico barge drilling fleet. International Drilling revenues increased 2 percent, to $79.3 million from $77.9 million, due to higher dayrates in the CIS/AME region which more than offset the effects of the decline in the segment’s average utilization rate. Rental Tools revenues decreased 30 percent to $28.2 million from $40.4 million, with the impact of the recent decline in U.S. land and Gulf of Mexico shelf drilling somewhat offset by increased coverage in the active shale regions and an increase in demand for workover equipment. Revenues for Project Management and Engineering Services declined 18 percent to $23.9 million from $29.0 million, primarily as a result of a lower amount of reimbursables in revenues. Construction Contract segment revenues of $77.6 million, a significant increase from the prior year’s second quarter, reflect the quarter’s progress on the construction contract for the BP-owned “Liberty” ultra-extended-reach rig.
Adjusted EBITDA, after non-routine items, for the second quarter 2009 was $49.2 million compared to $72.6 million in the second quarter 2008. (Adjusted EBITDA is a non-GAAP financial measure. The calculations of adjusted EBITDA and reconciliation to the most directly comparable GAAP measure are provided in the attached tables). Increases in gross margin for the International Drilling and Project Management and Engineering Services segments were more than offset by year-to-year declines in U.S. Barge Drilling and Rental Tools. International Drilling’s gross margin increased 43 percent to $30.4 million from the prior year’s second quarter gross margin of $21.3 million. As a result, gross margin as a percent of revenues was 38.3 percent in the 2009 second quarter compared to 27.3 percent in the prior year’s second quarter and 35.7 percent in the 2009 first quarter. The increase compared to the prior year’s second quarter was primarily the result of a significant rise in the dayrate for Rig 257, Parker’s Caspian Sea barge rig, and lower operating costs throughout the segment.
Project Management and Engineering Services’ gross margin increased 32 percent to $5.6 million from $4.2 million for the prior year’s second quarter. Gross margin as a percent of revenues was 23.5 percent for the 2009 second quarter compared to 14.7 percent in the prior year’s second quarter and 19.2 percent in the 2009 first quarter. Much of this improvement is due to a reduction in the proportion of lower margin revenues generated by reimbursable expenses. U.S. Barge Drilling reported a gross margin of $1.3 million, a turnaround from the segment’s gross margin loss in the first quarter, as a result of cost management actions and fleet deployment initiatives.
For the first six months of 2009, Parker reported a 1 percent increase in revenues, to $395.7 million from $390.0 million for the same period in the prior year. Adjusted EBITDA, after non-routine items, declined by 30 percent, to $94.2 million from $134.0 million for the comparable period. Earnings per diluted share, excluding non-routine items, was $0.11, down from $0.37 for the same period of 2008.
Operations Review
•	Average utilization for the Company’s Gulf of Mexico barge rigs for the second quarter 2009 was 30 percent, compared to 91 percent in the prior year’s second quarter and 25 percent in the 2009 first quarter. Currently, barge rig utilization is 33 percent. The Company’s barge dayrates in the Gulf of Mexico averaged $29,800 per day during the 2009 second quarter, compared to $38,700 per day in the 2008 second quarter and $28,000 per day in the 2009 first quarter. (Average dayrates for each classification of barge by quarter are available in the “Dayrates — GOM” schedule posted on Parker’s website under “Investor Relations” at “Quarterly Support Materials”.)

•	Average utilization of international rigs, both land and barge rigs, for the 2009 second quarter was 68 percent, compared to 76 percent reported for the prior year’s second quarter and 79 percent reported for the 2009 first quarter. (Average utilization for Parker’s rig fleet by quarter is available in the “Rig Utilization Schedule” posted on Parker’s website under “Investor Relations” at “Quarterly Support Materials”.)
•	The Company’s Americas region operated at 82 percent average utilization, with nine of ten rigs working during the quarter. Two of the working rigs completed their contracted work during the quarter, one in April and another in June. As a result of recently signed contracts, six of the ten rigs in this region have commitments to work into 2010.

•	Parker’s twelve rigs located in the Commonwealth of Independent States / Africa Middle East (CIS / AME) region achieved average utilization of 79 percent during the quarter. Ten rigs worked during the quarter, with three rigs completing their work before quarter-end. Eight of the twelve rigs in the CIS / AME region are operating under contracts that extend beyond 2009.

•	The eight-rig Parker fleet located in the Asia Pacific region operated at 41 percent average utilization during the quarter, with five of the eight rigs having worked during the quarter. Two of the working rigs completed their contracted work during the quarter, one in April and another in May. While most contracts in this region are for short duration projects, two rigs are committed to programs that extend into 2010.
•	Rental tool demand slowed, primarily driven by the decline in U.S. drilling activity. Quail Tools’ solid customer base and presence in the more active shale regions has provided some support to revenues and earnings.
•	In Project Management and Engineering Services, the “Yastreb” rig ¸ operated by Parker Drilling for the Sakhalin-1 consortium, was successfully moved to its new location, 100 kilometers north of its previous site, and spud in April on a drilling program to evaluate the Odoptu field.
Capital expenditures for the three months ended June 30, 2009 totaled $42.6 million, including $13.4 million for the construction of Parker’s two newbuild land rigs for Alaska, and $8.2 million for tubular goods and other rental equipment.
At the end of the period total debt was $427.6 million and the Company’s total debt-to-capitalization ratio was 42.0 percent. Adjusted for the Company’s cash and cash equivalents balance of $94.6 million, Parker’s ratio of net-debt-to-net capitalization was 36.0 percent, compared to 31.6 percent at the end of 2008. The Company’s $50 million term loan begins to amortize on September 30, 2009 at $3.0 million per quarter, while the remaining components of the Company’s debt do not mature until 2012 and 2013.
Conference Call
Parker Drilling has scheduled a conference call at 10:00 a.m. CDT (11:00 a.m. EDT) on Friday, July 31, 2009 to discuss second quarter 2009 results. Those interested in listening to the call by telephone may do so by dialing (480) 629-9692. Alternatively, the call can be accessed through the Investor Relations section of the Company’s Web site at http://www.parkerdrilling.com. A replay of the call will be available by telephone from July 31 through August 8 by dialing (303) 590-3030 and using the access code 4112027#, and for 12 months on the Company’s Web site.
This release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Acts. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, including earnings per share guidance, the outlook for rig utilization and dayrates, general industry conditions including demand for drilling and customer spending and the factors affecting demand, competitive advantages including cost effective integrated solutions and technological innovation, future technological innovation, future operating results of the Company’s rigs and rental tool operations, capital expenditures, expansion and growth opportunities, asset sales, successful negotiation and execution of contracts, strengthening of financial position, increase in market share and other such matters, are forward-looking statements. Although the Company believes that its expectations stated in this release are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements due to certain risk factors, including the ongoing credit crisis which has created volatility in oil and natural gas prices and could result in reduced demand for drilling services. For a detailed discussion of risk factors that could cause actual results to differ materially from the Company’s expectations, please refer to the Company’s reports filed with the SEC, and in particular, the report on Form 10-K for the year ended December 31, 2008. Each forward-looking statement speaks only as of the date of this release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement.

PARKER DRILLING COMPANY AND SUBSIDIARIES
Consolidated Condensed Balance Sheets

	June 30, 2009	December 31, 2008
	(Unaudited)
	(Dollars in Thousands)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$94,583	$172,298
Accounts and Notes Receivable, Net	189,228	186,164
Rig Materials and Supplies	28,551	30,241
Deferred Costs	6,472	7,804
Deferred Income Taxes	9,735	9,735
Other Current Assets	71,534	67,049

TOTAL CURRENT ASSETS	400,103	473,291

PROPERTY, PLANT AND EQUIPMENT, NET	710,843	675,548

OTHER ASSETS
Deferred Income Taxes	27,991	22,956
Other Assets	33,765	33,925

TOTAL OTHER ASSETS	61,756	56,881

TOTAL ASSETS	$1,172,702	$1,205,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$12,000	$6,000
Accounts Payable and Accrued Liabilities	126,720	152,528

TOTAL CURRENT LIABILITIES	138,720	158,528

LONG-TERM DEBT	415,558	435,394

LONG-TERM DEFERRED TAX LIABILITY	8,192	8,230

OTHER LONG-TERM LIABILITIES	18,853	21,396

STOCKHOLDERS’ EQUITY	591,379	582,172

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,172,702	$1,205,720

Current Ratio	2.88	2.99

Total Debt as a Percent of Capitalization	42%	43%

Book Value Per Common Share	$5.09	$5.13

PARKER DRILLING COMPANY AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Dollars in Thousands)		(Dollars in Thousands)
REVENUES:
U.S. Drilling	$12,889	$49,368	$22,745	$95,256
International Drilling	79,279	77,919	156,660	146,659
Project Management and Engineering Services	23,891	28,951	55,945	48,130
Construction Contract	77,572	20,080	94,317	20,080
Rental Tools	28,160	40,412	66,049	79,883

TOTAL REVENUES	221,791	216,730	395,716	390,008

OPERATING EXPENSES:
U.S. Drilling	11,628	22,130	24,764	43,652
International Drilling	48,887	56,612	98,664	109,233
Project Management and Engineering Services	18,283	24,707	44,177	40,368
Construction Contract	74,000	19,050	89,914	19,050
Rental Tools	12,752	16,030	29,206	31,848
Depreciation and Amortization	28,951	28,166	56,075	54,332

TOTAL OPERATING EXPENSES	194,501	166,695	342,800	298,483

TOTAL OPERATING GROSS MARGIN	27,290	50,035	52,916	91,525

General and Administrative Expense	(11,126)	(8,481)	(24,186)	(15,149)
Gain on Disposition of Assets, Net	704	636	782	1,215

TOTAL OPERATING INCOME	16,868	42,190	29,512	77,591

OTHER INCOME AND (EXPENSE):
Interest Expense	(7,504)	(7,045)	(15,570)	(13,882)
Interest Income	174	370	460	738
Equity in Loss of Unconsolidated Joint Venture and Related Charges, net of tax	—	—	—	(1,105)
Other Income	(68)	144	(80)	204

TOTAL OTHER INCOME AND (EXPENSE)	(7,398)	(6,531)	(15,190)	(14,045)

INCOME BEFORE INCOME TAXES	9,470	35,659	14,322	63,546

INCOME TAX EXPENSE (BENEFIT)
Current	6,161	9,488	12,899	(1,155)
Deferred	(1,082)	4,274	(5,074)	19,602

TOTAL INCOME TAX EXPENSE (BENEFIT)	5,079	13,762	7,825	18,447

NET INCOME	$4,391	$21,897	$6,497	$45,099

EARNINGS PER SHARE — BASIC
Net Income (Loss)	$0.04	$0.20	$0.06	$0.41

EARNINGS PER SHARE — DILUTED
Net Income (Loss)	$0.04	$0.19	$0.06	$0.40

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	113,180,858	111,422,969	112,723,230	110,984,640
Diluted	114,757,123	112,495,655	114,107,675	112,023,524

PARKER DRILLING COMPANY AND SUBSIDIARIES
Selected Financial Data
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2009	2008	2009
	(Dollars in Thousands)
REVENUES:
U.S. Drilling	$12,889	$49,368	$9,856
International Drilling	79,279	77,919	77,381
Project Management and Engineering Services	23,891	28,951	32,054
Construction Contract	77,572	20,080	16,745
Rental Tools	28,160	40,412	37,889

Total Revenues	221,791	216,730	173,925

OPERATING EXPENSES:
U.S. Drilling	11,628	22,130	13,136
International Drilling	48,887	56,612	49,777
Project Management and Engineering Services	18,283	24,707	25,894
Construction Contract	74,000	19,050	15,914
Rental Tools	12,752	16,030	16,454

Total Operating Expenses	165,550	138,529	121,175

OPERATING GROSS MARGIN:
U.S. Drilling	1,261	27,238	(3,280)
International Drilling	30,392	21,307	27,604
Project Management and Engineering Services	5,608	4,244	6,160
Construction Contract	3,572	1,030	831
Rental Tools	15,408	24,382	21,435
Depreciation and Amortization	(28,951)	(28,166)	(27,124)

Total Operating Gross Margin	27,290	50,035	25,626

General and Administrative Expense	(11,126)	(8,481)	(13,060)
Impairment of Goodwill	—	—	—
Gain on Disposition of Assets, Net	704	636	78

TOTAL OPERATING INCOME (LOSS)	$16,868	$42,190	$12,644

Marketable Rig Count Summary
As of June 30, 2009

Total
U.S. Gulf of Mexico Barge Rigs
Workover	2
Intermediate	3
Deep	10

Total U.S. Gulf of Mexico Barge Rigs	15

International Land and Barge Rigs
Asia Pacific	8
Americas	10
CIS/AME	12
Other	1

Total International Land and Barge Rigs	31

Total Marketable Rigs	46

Adjusted EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended
	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007
Previously Reported Net Income (Loss)	$4,391	$2,106	$(39,477)	$18,551	$22,596	$23,888	$34,571	$22,653	$16,860
Restated Interest Expense, Net of Tax — Per APB 14-1	—	—	(724)	(721)	(699)	(686)	(670)	(562)	—

Restated Net Income (Loss)	4,391	2,106	(40,201)	17,830	21,897	23,202	33,901	22,091	16,860
Adjustments:
Income Tax (Benefit) Expense	5,079	2,746	(31,178)	19,673	13,762	4,685	(21,830)	18,803	15,813
Total Other Income and Expense	7,398	7,792	9,121	6,344	6,531	7,514	31,385	9,706	4,231
Loss/(Gain) on Disposition of Assets, Net	(704)	(78)	(683)	(799)	(636)	(579)	784	(543)	(269)
Impairment of Goodwill	—	—	100,315
Depreciation and Amortization	28,951	27,124	31,961	30,663	28,166	26,166	25,059	23,043	19,642
Provision for Reduction in Carrying Value of Certain Assets	—	—	—	—	—	—	371	1,091	—

Adjusted EBITDA	$45,115	$39,690	$69,335	$73,711	$69,720	$60,988	$69,670	$74,191	$56,277

Adjustments:
Non-routine items	4,048	5,308	6,279	2,264	2,885	441	—	—	—

Adjusted EBITDA after non-routine items	$49,163	$44,998	$75,614	$75,975	$72,605	$61,429	$69,670	$74,191	$56,277

PARKER DRILLING COMPANY AND SUBSIDIARIES
Reconciliation of Non-Routine Items *
(Unaudited)
(Dollars in Thousands, except Per Share)

	Three Months Ending	Six Months Ending
	June 30, 2009	June 30, 2009
Net income	$4,391	$6,497
Earnings per diluted share	$0.04	$0.06

Adjustments:
DOJ investigation	4,048	9,356

Total adjustments	$4,048	$9,356
Tax effect of non-routine adjustments	(1,417)	(3,275)

Net non-routine adjustments	$2,631	$6,081

Adjusted net income	$7,022	$12,578

Adjusted earnings per diluted share	$0.06	$0.11

	Three Months Ending	Six Months Ending
	June 30, 2008	June 30, 2008
Previously reported net income	$22,596	$46,484
Previously reported earnings per diluted share	$0.20	$0.41

Restated interest expense, net of tax — per APB 14-1	$(699)	$(1,385)

Restated net income	$21,897	$45,099
Restated earnings per share	$0.19	$0.40

Adjustments:
Saudi Arabia	$—	$1,105
FIN 48 tax benefit — Kazakhstan	—	(10,560)
PNG tax	—	4,127
DOJ investigation	2,885	3,326

Total adjustments	$2,885	$(2,002)
Tax effect of non-routine adjustments	(1,145)	(1,320)

Net non-routine adjustments	$1,740	$(3,322)

Adjusted net income	$23,637	$41,777

Adjusted earnings per diluted share	$0.21	$0.37

*	Adjusted net income, a non-GAAP financial measure, excludes items that management believes are of a non-routine nature and which detract from an understanding of normal operating performance and comparisons with other periods. Management also believes that results excluding these items are more comparable to estimates provided by securities analysts and used by them in evaluating the Company’s performance.